SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               FORM 8-K/A (No. 2)

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported)         July 7, 2000
                                                --------------------------------

            1st MIRACLE GROUP, INC., n/k/a MIRACLE ENTERTAINMENT INC.
            ---------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



                                     Nevada
                                     ------
                 (State of other jurisdiction of incorporation)


0-27007                                                88-047481
---------------------------------             ----------------------------------
Commission File No.                            I.R.S. Employer Identification



8730 Sunset Boulevard, Penthouse East
West Hollywood, California                                90069
--------------------------------------------         ---------------------------
Address of principal executive offices                    Zip Code


(310) 360-7490
--------------------------------
Registrant's telephone number,
including area code

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFIED ACCOUNTANT


         1st Miracle Group, Inc. (a New York corporation), n/k/a Miracle Entertainment, Inc. which acquired K-9 Protection Inc. (a Nevada corporation n/k/a Miracle Entertainment, Inc.) (the "Registrant" or "Company") a wholly-owned subsidiary of 1st Miracle Group Inc., a Canadian Corporation (the "ultimate parent"), received on July 7, 2000 a letter dated June 29, 2000 from its former accountant, Berg & Company LLP ("Berg"), in response to the disclosure contained in the Company's report filed on Form 8-K/A on June 19, 2000. A copy of Berg's letter is annexed hereto as Exhibit 16.2

         Berg had issued a qualified opinion to its independent accountants' report on October 5, 1999 for the fiscal year ended April 30, 1999. The ultimate parent disagreed with the qualification in the Berg report for the consolidated financial statement and engaged Goldstein and Morris, Certified Public Accountants, ("Goldstein and Morris") P.C. as a special consultant to review the qualification contained in the Berg report. Goldstein and Morris advised that in accordance with SAS No. 58(AU508), a qualified opinion should be rendered only when there is a scope limitation, departure from generally accepted accounting principles or a going concern issue. Additionally, the special consultant further advised that a qualified opinion should not be issued when there is an uncertainty or contingency not determinable as long as the uncertainty or contingency was not due to a scope limitation. As a result of the foregoing, the ultimate parent believes that the "Except for" qualification contained in the Berg report for the fiscal year ended April 30, 1999 is not proper. Annexed hereto as Exhibit 16.1, and previously included in the Company's 8-K report, is a copy of the special consultant's report transmitted to Berg by the Company.

         For the first time, in the Berg letter of June 29th, Berg claims that field work was insufficient to make a determination regarding compliance with U.S. securities laws. Berg was provided full cooperation in connection with its audit for the fiscal year ended April 30, 1999.

         No claim or notification of a scope limitation was made by Berg until the letter dated June 29, 2000. The ultimate parent and the Company disagree with the claim by Berg that a scope limitation was imposed by management. The Berg letter stated that the scope limitation resulted from "circumstances of the engagement rather than restrictions imposed directly by ... management". No limitation was imposed on the scope of the Berg audit nor at any time during Berg's engagement did Berg provide written notice to the Board of Directors of a scope limitation and that Berg would issue a qualified opinion.

         Berg was retained to audit consolidated financial statements for the specific purpose of filing the consolidated statements with the Ontario Securities Commission as was required. The consolidated financial statements were included in prior filings of the Company with the Securities and Exchange Commission for informational purposes only and, as such, the consent of Berg was not required prior to their inclusion in the filings.

         No written notification was received from Berg during its engagement concerning the need to expand internal controls, or that there was a deficiency with respect to the controls; that there was a need to develop more reliable financial statements; or that Berg was unable to rely upon management's representation; or that the former accountant would be unwilling to be associated with the financial statements prepared by management. The first and only notification received concerning claimed deficiencies was the Berg letter dated June 29, 2000.

                                    EXHIBITS

         16.1 Copy of Goldstein and Morris findings letter dated May 4, 2000.

         16.2     Copy of Berg & Company LLP letter dated June 29, 2000.



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: West Hollywood, CA
       July 12, 2000

                                        MIRACLE ENTERTAINMENT, INC.
                                        f/k/a 1st MIRACLE GROUP, INC.
                                        -----------------------------
                                               (Registrant)

                                        -----------------------------
                                        Clifford D. Brune
                                        Chief Financial Officer